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                                                                    Exhibit 99.4

                                    FORM OF
                             RIGHTS AGENT AGREEMENT


            THIS AGREEMENT (the "Agreement"), dated ________, 1999, is by and between HEALTHY PLANET PRODUCTS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

                              W I T N E S S E T H:

            WHEREAS, the Company intends to issue, at no cost, to holders of shares of its common stock, $.01 par value per share (the "Common Stock"), and holders of shares of its Series D Convertible Preferred Stock (collectively, the "Shareholders"), rights (the "Rights") to purchase shares of its Common Stock (the "Shares"), at $[ ] per Share, and upon the terms and conditions contained in the Registration Statement, as defined herein; and

            WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") with respect to the offering of the Shares issuable upon exercise of the Rights; and

            WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act in connection with the issuance of certificates representing the Rights and the issuance of the Shares upon exercise of Rights, all in accordance with the terms and conditions hereof.

            NOW, THEREFORE, in consideration of the premises and mutual promises made herein, the parties hereto agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Basic Subscription Rights" shall mean the Rights distributed to Registered Holders (as hereinafter defined) in respect of each issued and outstanding Share.

                  (b) "Corporate Office" shall mean the principal place of business of the Rights Agent (or its successor).

                  (c) "Exercise Date" shall mean the date a Rights Certificate is duly surrendered for exercise.

                  (d) "Expiration Date" shall mean on February __, 1999, unless extended to a later date as provided in Section 5 of this Agreement, in which case the Expiration Date shall mean such later date.
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                  (e) "Offering" shall mean the offer of the Shares pursuant to the Prospectus (as hereinafter defined).

                  (f) "President's Letter" shall mean the letter from the President of the Company to Registered Holders to be sent with the Prospectus to such holders.

                  (g) "Oversubscription Right" shall mean the Right, granted to each Registered Holder of Basic Subscription Rights who exercises such Rights in full, to purchase Shares which are not subscribed for in the Offering by other Registered Holders, as permitted by Section 4(b) hereof.

                  (h) "Prospectus" shall mean the prospectus dated __________, 1999 and distributed to the Company's stockholders with respect to the Offering.

                  (i) "Registered Holder" shall mean the person in whose name any Rights Certificate shall be registered on the books maintained by the Rights Agent.

                  (j) "Rights Certificate" shall mean a certificate evidencing the Rights.

                  (k) "Rights Record Date" shall mean such date as the Company shall advise the Rights Agent in writing prior to the Registration Statement being declared effective.

                  (l) "Subscription Period" shall mean the period from the commencement of the Offering until 5:00 p.m., New York time, on the Expiration Date.

            2. Issuance of Rights Certificates.

                  (a) Upon a written order of the Company, the Rights Agent shall mail or deliver Rights Certificates, prospectuses and the President's Letter to holders of record of the Company's common stock and its Series D Convertible Preferred Stock, on the Rights Record Date.

                  (b) The Rights Agent shall keep at its Corporate Office books in which it shall register the Rights Certificates. All Rights Certificates surrendered to the Rights Agent shall be promptly canceled by the Rights Agent (with notice to the Company) and thereafter retained by the Rights Agent for one year, delivered to the Company or destroyed by the Rights Agent, as directed by the Company. The Company shall at all times supply the Rights Agent with a sufficient number of Rights Certificates, Prospectuses and President's Letter for purposes contemplated by this Agreement.

                  (c) Where requests are properly made by registered holders (such as banks or brokers) that hold the Shares as nominees for beneficial owners, the Rights Agent, upon presentation of satisfactory evidence, shall deliver Rights Certificates issued in the names of such


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Registered Holders in denominations identical to those of that would have been issued if such beneficial owners had been holders of record on the Record Date.

            3. Form and Execution of Rights Certificates. The Rights Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein). The Rights Certificates shall be dated as of the date of issuance thereof (whether upon initial issuance or issuance in replacement of mutilated, lost, stolen or destroyed Rights Certificates). The Rights Certificates shall be numbered serially with the letter "R" on the Rights Certificates of all denominations.

            4. Procedures for Exercise of Rights.

                  (a) A Basic Subscription Right may be exercised during the subscription period by completing and signing the former on the back of the Rights Certificate and delivering it, together with payment in full of the purchase price for all the Shares subscribed for (the "Basic Subscription Amount"), to the Rights Agent before the Expiration Date. Payment of the Basic Subscription Amount must be made in United States dollars by check, subject to collection, bank check or money order, payable to the order of "Healthy Planet Products, Inc." Payment may be effected through wire transfer in accordance with wire instructions given by the Rights Agent to the Company prior to the effective date of the Registration Statement. If payment is submitted by a Registered Holder in an amount less than that required to purchase the number of Shares subscribed for, the Rights Agent shall issue only the number of whole Shares for which payment is received and shall issue a new Rights Certificate for the balance of the Rights issued to such holder to the extent there is time to do so prior to the Expiration Date.

                  (b) Any Registered Holder who exercises his Basic Subscription Rights in full may also exercise Oversubscription Rights during the Subscription Period for a number of additional shares not to exceed one time the number of Shares purchased under the Basic Subscription Rights. Exercise of the Oversubscription Rights shall be effected by completing the appropriate portion of the form of the reverse side of the Rights Certificate simultaneously with completion of the form in respect of the exercise of the Basic Subscription Rights. In the event the Registered Holder initially exercises less than the maximum number of Oversubscription Rights which it may seek to exercise, and subsequently desires to exercise additional Oversubscription Rights prior to the end of the Subscription Period, it may do so by mailing a notice to the Rights Agent to that effect, which notice must be received by the Rights Agent before the end of the Subscription Period. Payment for the purchase of all Shares subscribed for pursuant to Oversubscription Rights (the "Oversubscribed Amount") shall be made in United States dollars, by separate check, subject to collection, bank check or money order in the Oversubscription amount, made payable to the order of "American Stock Transfer & Trust Co. - Rights Agent". Payment may be effected through wire transfer in accordance with wire instructions given by the Rights Agent to the Company prior to the effective date of the Registration Statement.


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                  (c) The Rights Agent shall issue certificates representing the
Shares purchased pursuant to exercise of Basic Subscription Rights as soon as practicable after receipt by the Rights Agent of a duly completed and signed Rights Certificate and collection by the Company of the payment tendered therewith. The Rights Agent shall issue certificates representing Shares pursuant to the exercise of Oversubscription Rights (subject to the limitations described in Section 7 hereof) as soon as practicable after the Expiration Date.

                  (d) All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscriptions and the payment of Subscription Payments will be determined by the Company, whose determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. The Company reserves the absolute right to reject any or all subscriptions not properly or timely submitted with the exception of acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the Offering shall be final and binding. Any irregularities in connection with subscriptions must be cured within such time as the Company shall determine, unless waived. Subscriptions will not be deemed to have been made until such irregularities had been cured or waived. The Rights Agent shall promptly notify the Company of any irregularities in any subscriptions received by the Rights Agent. Rights Certificates received by the Rights Agent that are not properly submitted and as to which the irregularities have not been cured or waived shall be returned by the Rights Agent to the appropriate holder of the Rights, to the extent there is sufficient time to do so prior to the Expiration Date; and funds submitted with such Rights Certificates shall be returned without interest by the Rights Agent to such holder.

                  (e) The Company and the Rights Agent may deem and treat the Registered Holder of any Rights Certificate as the absolute owner thereof and each Right represented thereby for all purposes (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Rights Agent) and shall not be affected by any notice to the contrary.

                  (f) No fractional Rights or Shares may be issued in connection with the Offering.

                  (g) The Rights Agent will deliver to a holder of Rights who subscribes pursuant to Basic Subscription Rights for fewer than all Shares represented by his Rights Certificate a new Rights Certificate representing the balance of the unsubscribed Basic Subscription Rights, to the extent there is time to do so prior to the Expiration Date. If such a holder of Rights later exercises his Rights prior to the Expiration Date for the balance of the unsubscribed Basic Subscription Rights, he may at such times seek to exercise the associated Oversubscription Rights.


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            5. Extension of Expiration Date. The Company in its sole discretion may extend the Expiration Date of the Subscription Period for up to an additional 30 days by giving notice of such extension to the Rights Agent at any time prior to 5:30 p.m., New York time, on the existing Expiration Date and issuing a press release to that effect by no later than 10:00 a.m.
on the following business day.

            6. Transmission of Funds to Company.

                  (a) The Rights Agent shall deliver all amounts received in respect of exercise of Basic Subscription Rights to the Company within two business days of receipt their Right.

                  (b) The Rights Agent shall deposit on a daily basis all funds received and collected in respect of the exercise of Oversubscription Rights into an escrow account pending the Expiration Date, at which time the number of Shares available to fill oversubscriptions will be determined in accordance with
Section 7 hereof. The funds will be returned to subscribers or paid to the Company as described in the Prospectus.

            7. Determination of Shares Available for Oversubscriptions. The Rights Agent shall compute, upon the termination of the Offering, the number of Shares subscribed for pursuant to all Basic Subscription Rights, compute at the same time the number of Shares available pursuant to Oversubscription Rights and compute the number of Shares to be subscribed for by each subscriber exercising his Oversubscription Rights, as follows:

                  (a) If the number of Shares subscribed for pursuant to Oversubscription Rights exceeds the number of Shares available for purchase by subscribers exercising their Oversubscription Rights, the Rights Agent shall allot the Shares available to be purchased by subscribers exercising their Oversubscription Rights pro rata in proportion to the number of Shares subscribed for pursuant to all Oversubscription Rights.

                  (b) If the number of Shares available to be purchased by subscribers exercising their Oversubscription Rights is equal to or exceeds the number of Shares subscribed for pursuant to Oversubscription Rights, the Rights Agent shall allot to each subscriber the number of shares for which he or she subscribed to pursuant to his or her Oversubscription Rights.

            8. Loss or Mutilation. Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of due ownership of any lost, stolen, destroyed or mutilated Rights Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation of the mutilated Rights Certificate, the Rights Agent shall deliver in lieu thereof a new Rights Certificate representing an equal aggregate number of Rights, to the extent there is time to do so prior to the Expiration Date. Applicants for


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a substitute Rights Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Rights Agent may prescribe.

            9. Liabilities of the Rights Agent. The Rights Agent shall not, by issuing and delivering Rights Certificates or by any other Act hereunder, be deemed to make any representations as to the validity or value or authorization of the Rights Certificates or the Rights represented thereby or of the Shares delivered upon exercise of any Rights or whether the Shares are fully paid or nonassessable. The Rights Agent shall not (a) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Rights Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Rights Certificates, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

            10. Indemnification. The Company agrees to indemnify the Rights Agent and save it harmless from and against any and all liabilities for anything done or omitted by the Rights Agent in the execution of its duties hereunder except liabilities arising as a result of the Rights Agent's negligence or willful misconduct.

            11. Legal Counsel. The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in accordance with its opinion.

            12. Compensation for Services. The Company agrees to pay the Rights Agent for its services hereunder and reimburse it for its reasonable expenses hereunder, all in accordance with the fee schedule attached as Exhibit B hereto and made a part hereof by this reference.

            13. Modification of Agreement. This Agreement may not be modified, in whole or in part, except by a writing executed by the parties hereto. Should any provision or portion of this Agreement be held unenforceable or unlawful, the remaining provisions of this Agreement shall remain in full force and effect.

            14. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

            15. Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery to the party for whom intended, (ii) if sent to such party by certified or registered mail, return receipt requested, bearing the address shown in this Agreement for such


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party, (iii) sent to such party at such a address by nationally recognized overnight delivery service, with delivery confirmed or (iv) sent by telex or telecopy to such party:

            If to the Company:

                  Healthy Planet Products, Inc.
                  1700 Corporate Circle
                  Petaluma, CA 94954

            With a copy to:

                  Camhy Karlinsky & Stein LLP
                  1740 Broadway, 16th Fl.
                  New York, NY 10019
                  Attn: Charles P. Axelrod, Esq.

            If to the Rights Agent:

                  American Stock Transfer & Trust Co.
                  40 Wall Street
                  New York, New York 10005
                  Attn:  Compliance Department

            16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Rights Agent, for their respective successors and permitted assigns, and the holders of the Rights Certificates so or any of them. This Agreement may not be assigned (by operation of law or otherwise) by the Rights Agent without the prior written consent of the Company. Any assignment hereof in violation of the terms hereof of shall be void and of no force and effect. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.


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            IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be duly executed as of the date and year first above written.


                                          HEALTHY PLANET PRODUCTS, INC.


                                          By:_________________________________
                                              Authorized Officer


                                          AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY, as Rights Agent


                                          By:_________________________________
                                              Authorized Officer


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                                                                      Exhibit A
                                                     FORM OF RIGHTS CERTIFICATE


                           (Front Side of Certificate)

                          HEALTHY PLANET PRODUCTS, INC.

                    NONTRANSFERABLE RIGHTS TO PURCHASE SHARES
                                 OF COMMON STOCK


R-_________                                  Number of Rights:________

            This Rights Certificate certifies that the registered holder named above is the owner of the number of Rights indicated above and is entitled, subject to acceptance by Healthy Planet Products, Inc., a Delaware corporation (the "Company"), and proration in the event of oversubscription as described in the Prospectus delivered herewith (the "Prospectus"), to subscribe for one share of Common Stock, $.01 par value per share, of the Company (the "Share") for each Right evidenced by this Rights Certificate at $[ .00] per Share (the "Basic Subscription Right") and to subscribe for one time the number of Shares evidenced by this Rights Certificate at $[ . ] per Share (the "Oversubscription Right"), if the registered holder hereof has subscribed for all of the Shares to which he is entitled to subscribe under the Basic Subscription Rights.

            THE RIGHTS EVIDENCED BY THIS CERTIFICATE EXPIRE AT 5:00 P.M., NEW YORK TIME, ON FEBRUARY __, 1999 unless extended (the "Expiration Date"). The holder hereof may subscribe in accordance herewith for any and all of the Shares to which this Rights Certificate entitles him to subscribe.

            Subscriptions pursuant hereto are subject to the terms and conditions set forth in the Prospectus. Subscription payments pursuant to the exercise of Basic Subscription Rights shall be made either by check, subject to collection, bank check or money order to the order of "Healthy Planet Products, Inc." Subscription payments pursuant to the exercise of Oversubscription Rights shall be made either by check, bank draft or money order to the account of "American Stock Transfer & Trust Co. - Rights Agent." Payment may be effected through wire transfer in accordance with wire instructions given by the Rights Agent to the Company prior to the effective date of the Registration Statement. The subscription form on the reverse side hereof must be properly completed and executed and this Rights Certificate must be surrendered, along with the applicable subscription payment, to American Stock Transfer & Trust Company (the "Rights Agent") prior to the Expiration Date.


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            The Rights Certificates and the right to subscribe to Shares may not be transferred or assigned. The Rights Certificate, when surrendered at the office of the Rights Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged for Rights Certificates of different denominations of like tenor and representing in the aggregate the number of Rights indicated above.

            Instructions for completing this Rights Certificate and subscribing for Shares are included with the Prospectus and other materials delivered herewith.

                               HEALTHY PLANET PRODUCTS, INC.


                               By:________________________________
                                  Authorized Officer


AMERICAN STOCK TRANSFER
   & TRUST COMPANY, as Rights Agent


By:_________________________________
   Authorized Officer


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                         (Reverse Side of Certificate)


TO:         Healthy Planet Products
            1700 Corporate Circle
            Petaluma, CA 94954

            The undersigned acknowledges receipt of the Prospectus, dated _______, 1999 relating to the shares of Common Stock issuable upon exercise of Rights (the "Shares"). Any Certificates for the Shares issued in connection with this subscription should be issued in the name set forth on the face hereof and delivered to the address stated below.

            TO SUBSCRIBE FOR SHARES: Upon the terms and conditions set forth herein and in the Prospectus, I hereby irrevocably subscribe for Shares as set forth below and herewith tender Subscription Payments as calculated below. I understand that my subscription is subject to acceptance by the Company.


I. A. Number of Shares                         _____________
      subscribed for pursuant to
      Basic Subscription Rights
      (NOTE: You may subscribe
      for any number of Shares
      equal to or less than the
      number of Rights evidenced
      by this Certificate.  You may
      not subscribe under this Item
      I(A) for a number of Shares
      greater than the number of
      such Rights.)

   B. Subscription Price                       $[    ] per share


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   C. Payment for Shares           (A x B)
      pursuant to Basic                        (A check, subject to
      Subscription Rights                      collection, bank check
                                               or money order for this amount
                                               should be made payable to the
                                               order of "Healthy Planet
                                               Products, Inc." Payment may be
                                               effected through wire transfer in
                                               accordance with wire instructions
                                               given by the Rights Agent to the
                                               Company prior to the effective
                                               date of the Registration
                                               Statement.)

II.D. Number of Shares subscribed              _____________
      for pursuant to Oversubscription
      Rights. (NOTE: You may
      subscribe under this Item II(D)
      for any number of Shares equal
      to or less than one time the
      number of Rights represented by
      this Certificate provided you
      have subscribed under Item I(A)
      for the maximum number of
      Shares you are entitled to
      subscribe to thereunder.

   E. Subscription Price                       $[     ] per share


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   F. Payment for Shares pursuant  (D x E)     ______________
      to Oversubscription Rights               (A check, subject to
                                               collection, bank check or money
                                               order for this amount should be
                                               made payable to "America Stock
                                               Transfer & Trust Company - Rights
                                               Agent". Payment may be effected
                                               through wire transfer in
                                               accordance with wire instructions
                                               given by the Rights Agent to the
                                               Company prior to the effective
                                               date of the Registration
                                               Statement.)


                                  Signature(s)_________________________________

                                              _________________________________
                                              (if jointly owned, both must sign)

                                    (NOTE: The above signature(s) must
                                    correspond with the name(s) written upon the face of this Rights Certificate in every particular without alteration.)

                                    Social Security or Other
                                    Tax Identification Number___________________

                                    Address_____________________________________

                                           _____________________________________

                                    Area Code____________  Tel No.______________

                                          Dated________________________ , 1999



            THIS SUBSCRIPTION IS IRREVOCABLE AND SUBJECT TO
            ACCEPTANCE BY THE COMPANY.  PAYMENT IN FULL MUST
            ACCOMPANY SUBSCRIPTION.



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                                                                       Exhibit B
                                                                SCHEDULE OF FEES


       Issuance of Rights and Processing of Rights received .... $10,000.







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